Exhibit 99.1
SOLSTICE ADVANCED MATERIALS COMPLETES SPIN-OFF FROM HONEYWELL AND BEGINS TRADING ON NASDAQ
•Spin-off positions Solstice to accelerate growth and unlock shareowner value as a leading pure-play specialty materials company
•Poised to benefit from strong and resilient secular trends across cooling, building solutions, advanced computing, energy, safety and healthcare
•Begins trading today on Nasdaq under the ticker symbol “SOLS”
MORRIS PLAINS, N.J., October 30, 2025 — Solstice Advanced Materials (NASDAQ: SOLS), a leading pure-play specialty materials company, today celebrates its first day as an independent, publicly traded company following the completion of its spin-off from Honeywell. Shares of Solstice will begin trading on the Nasdaq Stock Market under the ticker symbol “SOLS,” effective at the market opening.
With an advanced materials heritage of more than 130 years, Solstice is positioned to build on a track record of innovation and operational excellence. Solstice technologies enable high-performance solutions for critical global sectors, including HVAC/R, semiconductor manufacturing, data center thermal management, nuclear energy, defense and life sciences. The company launches with approximately 4,000 employees, 24 manufacturing sites and four R&D centers that serve more than 3,000 customers across 120 countries and territories.
“Today marks the beginning of an exciting new chapter for Solstice,” said David Sewell, President and Chief Executive Officer of Solstice Advanced Materials. “Our independence positions us to capitalize on powerful secular trends shaping our industry – from regulatory-driven transitions in cooling and building solutions to the rapid proliferation of AI and advanced computing. With our differentiated technologies, unmatched customer partnerships, highly talented global workforce and experienced leadership team, we are ready to unleash our growth potential and unlock meaningful long-term value for our stakeholders.”
The spin-off was completed through the distribution of all shares of Solstice common stock. Each Honeywell shareowner of record as of the close of business on October 17, 2025, received one share of Solstice common stock for every four shares of Honeywell common stock held.
About Solstice Advanced Materials
Solstice Advanced Materials is a leading global specialty materials company that advances science for smarter outcomes. Solstice offers high-performance solutions that enable critical industries and applications, including refrigerants, semiconductor manufacturing, data center cooling, nuclear power, protective fibers, healthcare packaging and more. Solstice is recognized for developing next-generation materials through some of the industry's most renowned brands such as Solstice®, Genetron®, Aclar®, Spectra®, Fluka™ and Hydranal™. Partnering with over 3,000 customers across more than 120 countries and territories and supported by a robust portfolio of over 5,700 patents, Solstice’s approximately 4,000 employees worldwide drive innovation in materials science. For more information, visit www.Solstice.com.

Additional Information
Solstice uses our Investor Relations website, investor.solstice.com, as a means of disclosing information which may be of interest or material to our investors and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our Investor Relations website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media.
Forward-Looking Statements
We describe many of the trends and other factors that drive our business and future results in this release. Such discussions contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that address activities, events, or developments that management intends, expects, projects, believes, or anticipates will or may occur in the future. They are based on management’s assumptions and assessments in light of past experience and trends, current economic and industry conditions, expected future developments, and other relevant factors, many of which are difficult to predict and outside of our control. They are not guarantees of future performance, and actual results, developments and business decisions may differ significantly from those envisaged by our forward-looking statements. We do not undertake to update or revise any of our forward-looking statements, except as required by applicable securities law. Our forward-looking statements are also subject to material risks and uncertainties, including ongoing macroeconomic and geopolitical risks, such as changes in or application of trade and tax laws and policies, including the impacts of tariffs and other trade barriers and restrictions, lower GDP growth or recession in the U.S. or globally, supply chain disruptions, capital markets volatility, inflation, and certain regional conflicts that can affect our performance in both the near- and long-term. In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this release can or will be achieved. Some of the important factors that could cause Solstice’s actual results to differ materially from those projected in any such forward-looking statements include, but are not limited to, Solstice’s ability to realize the expected benefits of the separation from Honeywell; indebtedness incurred in the financing transactions undertaken in connection with the spin-off and risks associated with additional indebtedness; the risk that incremental costs of operating on a standalone basis (including the loss of synergies), costs of restructuring transactions and other costs incurred in connection with the separation will exceed Solstice’s estimates; and the impact of the separation on Solstice’s businesses and the risk that the separation may be more difficult, time-consuming or costly than expected, including the impact on Solstice’s resources, systems, procedures and controls, diversion of management's attention and the impact on, and possible disruption of, relationships with regulators, customers, suppliers, employees and other business counterparties. These forward-looking statements should be considered in light of the information included in this release, our final information statement, dated October 17, 2025, and other filings with the SEC. Any forward-looking plans described herein are not final and may be modified or abandoned at any time.

Contacts:
Media
Amy Schneiderman
(201) 218-2302
Amy.Schneiderman@teneo.com
Investor Relations
Mike Leithead
(973) 370-8188
Michael.Leithead@solstice.com
###